Accountants and
Management Consultants                                         GRANT THORNTON
Grant Thornton LLP
The U.S. Member Firm of
Grant Thornton International


April 4, 2003



Board of Directors
Innovative Software Technologies, Inc.
5072 North 300 West
Provo, UT  84604

Gentlemen:

We have audited the consolidated balance sheets of Innovative Software Technologies, Inc. (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity (deficiency), cash flows, and comprehensive income (loss) for the years then ended. We issued our report dated January 30, 2002, on those financial statements.

In a separate letter, we have informed you of several concerns we have with respect to the Company's financial statements. First, as you know, the company has repeatedly directed us to communicate with its consultant, William E. Chipman, Sr., with respect to a variety of substantive financial matters. We have therefore worked with and received representation from Mr. Chipman in auditing the Company's 2001 and 2000 year-end financial statements and in reviewing the Company's certain quarterly financial statements for 2001 and 2002 filed with the SEC. We have recently learned that Mr. Chipman has a history of criminal convictions involving, among other things, the fraudulent sale of securities and the falsification of records. Because of these facts, Grant Thornton must question the reliability of the information Mr. Chipman provided in connection with the preparation of the Company's financial statements and our related audit and review procedures. We also question the Company's good faith in failing to disclose to us Mr. Chipman's criminal convictions for tax fraud and larceny when we agreed to serve as the Company's independent accountants.

Second, in 2001 and 2002, the Company reported revenues from the sale of its software to several entities in exchange for securities. In its representation letters, the Company has assured us that no relationship exists between the Company and its officers on the one hand, and these buyers on the other. It appears, however, that Mr. Chipman, who clearly plays a significant role in the Company's management and operations, may have some relationship to these entities. More particularly, the Company's software sale in the third quarter of 2002 in exchange for securities is potentially problematic in that the Company reported revenues from the sale based upon the fair value of the preferred stock it received. Earlier, however, the Company had determined that the common stock



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5252 N Edgewood Drive
Provo, UT  84604
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of the same issuer had virtually no value. After reporting  significant revenues from the sale, the Company subsequently determined that the preferred stock also had little value.

Taken together, these circumstances cause us to doubt whether the transactions reported by the Company in its public filings, including, without limitation the software sales described in the above paragraphs, have any economic substance. Recording transactions that do not have economic substance may be deemed illegal acts within the meaning of Section 10A of the Securities Exchange Act of 1934. We urge you to consult securities counsel to advise you of your responsibilities in these circumstances. That consultation should also include consideration of the steps that may be required to remedy any illegal conduct that may have occurred.

In view of the foregoing, we cannot continue to be associated with the Company's December 2001 and 2000 financial statements, and accordingly, Grant Thornton hereby advises you that we are withdrawing our report on those statements, and that our report can no longer be relied upon.

We request that you advise those persons who have received a copy of our report and who you believe are relying on, or who are likely to rely on, the 2001 and 2000 financial statements or the quarterly reports during 2001 and 2002, of our notification to you. Further, we request that you determine, together with your legal counsel, the necessary disclosure to be made to the Securities and Exchange Commission and any other regulatory body having jurisdiction over the Company. Finally, please provide us with copies of any notifications that you make pursuant to the requests set forth in this paragraph.

Yours truly,

/s/ Grant Thornton LLP
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